UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 30, 2001


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000



Item 5.   Other Events

On January 30, 2001 the Company issued the following two press releases:
    (i)   Announcement of fourth quarter 2000 operating results and
    (ii)  Growth initiatives and financial guidance for 2001

Both press releases are included herein under Item 5-Other Events.



FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
January 30, 2001                    Jeffrey S. Glover (318) 388-9648
                                    jeff.glover@centurytel.com


CenturyTel Achieves Strong Fourth Quarter Revenue and Cash Flow Growth

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for fourth quarter 2000.

  o Revenues from recurring operations climbed 24.9% to $527.2 million.

  o Earnings before interest, taxes, depreciation and amortization from recurring operations increased 25.4% to $269.4 million.

  o Net income from recurring operations decreased 4.3% to $57.1 million.

  o Cash earnings per share (earnings before goodwill amortization) from recurring operations was $.49 in both periods.

  o Diluted earnings per share from recurring operations fell 4.8% to $.40.

--------------------------------------------------------------------------------
Fourth Quarter Highlights*
  (In thousands, except                 Quarter Ended    Quarter Ended
    per share amounts)                    12/31/00         12/31/99     % Change
--------------------------------------------------------------------------------
Revenues (1)                             $  527,180       $  422,129      24.9%
EBITDA (2)                               $  269,379       $  214,809      25.4%
Net Income (3)                           $   57,121       $   59,697      (4.3%)
Cash Earnings Per Share (3)              $      .49       $      .49         -
Diluted Earnings Per Share (3)           $      .40       $      .42      (4.8%)
Average Diluted Shares Outstanding          142,149          141,756        .3%

Telephone Revenues (1)                   $  376,347       $  289,298      30.1%
Wireless Revenues                        $  111,791       $  100,545      11.2%
Other Operations Revenues                $   39,042       $   32,286      20.9%
--------------------------------------------------------------------------------
Telephone Access Lines                    1,800,565        1,272,867      41.5%
Wireless Units in Majority-Owned Markets    751,200          696,641       7.8%
--------------------------------------------------------------------------------

* Excluding the effects of asset divestitures and nonrecurring gains and losses
(1) Includes $85.7 million revenue contribution from Verizon acquisitions completed in third quarter 2000
(2) Earnings from recurring operations before interest, taxes, depreciation, amortization and gain on sales of assets
(3) Excludes after-tax gain on asset sale of $7.6 million, or $.05 per share, and non recurring charge of $4.1 million, or $.03 per share, in fourth quarter 1999


     "CenturyTel's fourth quarter results reflect excellent growth in revenue and cash flow," Glen F. Post, III, President and Chief Executive Officer, said. "Recent wireline acquisitions from Verizon are meeting our revenue expectations with the exception of access rates in Wisconsin, and the integration of these properties is on track. We are also pleased with the results in our wireless operations this quarter as we added more than 26,000 contract wireless customers and experienced solid growth in service revenues."

     Consolidated revenues from recurring operations rose 24.9% to $527.2 million from $422.1 million. EBITDA from recurring operations grew to $269.4 million from $214.8 million, a 25.4% increase. CenturyTel achieved a consolidated EBITDA margin of 51.1% during the quarter. Net income for the quarter from recurring operations declined 4.3% to $57.1 million from $59.7 million in fourth quarter 1999, primarily due to the interest expense increase related to the financing of approximately 500,000 telephone access lines acquired from Verizon during third quarter 2000. Cash earnings per share from recurring operations was $.49 in both periods. Diluted earnings per share from recurring operations decreased 4.8% to $.40 from $.42.

     Telephone revenues grew 30.1% to $376.3 million during the quarter, compared with $289.3 million in fourth quarter 1999. The Verizon acquisition properties contributed $85.7 million in telephone revenues during the quarter. Telephone operating income increased 19.6%, reaching $109.2 million from $91.3 million, and EBITDA rose 31.9% to $209.7 million from $159.0 million a year ago. CenturyTel's fourth quarter telephone EBITDA margin was 55.7% while the operating income margin was 29.0%.

     "We are making solid progress in our efforts to upgrade the acquired markets and bring new services to customers. We also achieved our goal of making high-speed Internet access via DSL available to more than 40% of our pre-Verizon access lines," Post said.

     Wireless revenues from recurring operations grew 11.2% to $111.8 million in fourth quarter 2000, compared with $100.5 million in fourth quarter 1999. Wireless operating income from recurring operations was $25.9 million compared to $22.0 million, a 17.9% increase, and EBITDA from recurring operations increased 6.5% to $41.9 million compared to $39.3 million a year ago. CenturyTel's fourth quarter wireless EBITDA margin was 38.8% based on service revenues, and operating income margin was 24.0% based on service revenues. Average monthly cellular service revenue per user was $49 during fourth quarter 2000, reflecting no decline from fourth quarter 1999. The average monthly churn rate was 2.1% for contract customers.

     "CenturyTel achieved a 56% increase in contract customer net additions as compared with fourth quarter 1999. More than 19% of our wireless customers are now on digital rate plans, nearly quadruple the digital penetration at year-end 1999," Post said.

     Other operations revenues from recurring operations grew 20.9% to $39.0 million during fourth quarter 2000, compared with $32.3 million in fourth quarter 1999. CenturyTel's long distance business generated $3.4 million of the increase in other operations revenues. CenturyTel now serves more than 363,000 long distance customers, adding more than 16,000 during the quarter.

     For the full year of 2000, consolidated revenues rose 14.7% to $1.8 billion from $1.6 billion. EBITDA grew to $953.2 million from $861.3 million, a 10.7% increase. Net income from recurring operations declined 3.5% to $231.1 million from $239.6 million in 1999, primarily due to increased interest expense related to acquisition financing. Cash earnings per share from recurring operations decreased 1.0% to $1.98 from $2.00, and diluted earnings per share decreased 4.1% to $1.63 from $1.70.

     In addition to historical information, this release includes certain forward-looking statements that are subject to uncertainties that could cause the Company's actual results to differ materially from such statements. Such uncertainties include but are not limited to: the Company's ability to effectively manage its growth; including integrating newly acquired businesses into our operations; hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the inherent risk of rapid technological change; the effects of regulatory decisions affecting the Company or the telecommunications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     CenturyTel's management will be hosting a conference call at 4:00 P.M. Central time to discuss fourth quarter earnings and the outlook for 2001. Investors can access CenturyTel's earnings conference call and replay by accessing the company's website at (www.centurytel.com)

     CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to nearly three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

     Visit CenturyTel's corporate Web site at (www.centurytel.com)

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (UNAUDITED)

                                                                      INCREASE
In thousands, except per share amounts      2000          1999       (DECREASE)
-------------------------------------------------------------------------------
         TELEPHONE OPERATIONS
Operating revenues
   Local service                       $   123,642        87,415          41.4%
   Network access                          217,357       171,377          26.8%
   Other                                    35,348        30,506          15.9%
----------------------------------------------------------------
                                           376,347       289,298          30.1%
----------------------------------------------------------------

Operating expenses
   Plant operations                         91,437        63,478          44.0%
   Customer operations                      29,057        22,513          29.1%
   Corporate and other                      46,127        44,326           4.1%
   Depreciation and amortization           100,535        67,697          48.5%
----------------------------------------------------------------
                                           267,156       198,014          34.9%
----------------------------------------------------------------
Telephone operating income                 109,191        91,284          19.6%
----------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
   Service revenues                        107,911        98,619           9.4%
   Equipment sales                           3,880         3,405          14.0%
----------------------------------------------------------------
                                           111,791       102,024           9.6%
----------------------------------------------------------------

Operating expenses
   Cost of equipment sold                    8,336         7,560          10.3%
   System operations                        17,859        14,472          23.4%
   General, administrative and
    customer service                        21,664        19,456          11.3%
   Sales and marketing                      22,036        20,773           6.1%
   Depreciation and amortization            16,014        17,630          (9.2%)
----------------------------------------------------------------
                                            85,909        79,891           7.5%
----------------------------------------------------------------
Wireless operating income                   25,882        22,133          16.9%
----------------------------------------------------------------

         OTHER OPERATIONS
Operating revenues                          39,042        35,136          11.1%
----------------------------------------------------------------

Operating expenses
   Cost of sales and other                  30,888        28,595           8.0%
   Depreciation and amortization             1,187         3,196         (62.9%)
----------------------------------------------------------------
                                            32,075        31,791           0.9%
----------------------------------------------------------------
Other operating income                       6,967         3,345         108.3%
----------------------------------------------------------------

TOTAL OPERATING INCOME                     142,040       116,762          21.6%

OTHER INCOME (EXPENSE)
   Gain on sales of assets                       -        11,648        (100.0%)
   Interest expense                        (63,089)      (35,832)         76.1%
   Income from unconsolidated
    cellular entities                        7,604           762         897.9%
   Minority interest                        (2,149)       (2,353)         (8.7%)
   Other income and expense                  4,148         2,468          68.1%
   Income tax expense                      (31,433)      (32,782)         (4.1%)
----------------------------------------------------------------
NET INCOME                             $    57,121        60,673          (5.9%)
================================================================

EARNINGS PER SHARE
   Basic (1)                           $      0.41          0.43          (4.7%)
   Diluted (2)                         $      0.40          0.43          (7.0%)

SHARES OUTSTANDING
   Basic                                   140,325       139,372           0.7%
   Diluted                                 142,149       141,756           0.3%

DIVIDENDS PER COMMON SHARE             $    0.0475        0.0450           5.6%

(1) Excluding the effect of asset divestitures and nonrecurring gains and losses, basic earnings per share were $.41 and $.43 for 2000 and 1999, respectively
(2) Excluding the effect of asset divestitures and nonrecurring gains and losses, diluted earnings per share were $.40 and $.42 for 2000 and 1999, respectively


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (UNAUDITED)

Excludes the effect of asset divestitures
 and nonrecurring gains and losses                                    INCREASE
In thousands, except per share amounts      2000          1999       (DECREASE)
-------------------------------------------------------------------------------
         TELEPHONE OPERATIONS
Operating revenues
   Local service                       $   123,642        87,415          41.4%
   Network access                          217,357       171,377          26.8%
   Other                                    35,348        30,506          15.9%
----------------------------------------------------------------
                                           376,347       289,298          30.1%
----------------------------------------------------------------
Operating expenses
   Plant operations                         91,437        63,478          44.0%
   Customer operations                      29,057        22,513          29.1%
   Corporate and other                      46,127        44,326           4.1%
   Depreciation and amortization           100,535        67,697          48.5%
----------------------------------------------------------------
                                           267,156       198,014          34.9%
----------------------------------------------------------------
Telephone operating income                 109,191        91,284          19.6%
----------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
   Service revenues                        107,911        97,242          11.0%
   Equipment sales                           3,880         3,303          17.5%
----------------------------------------------------------------
                                           111,791       100,545          11.2%
----------------------------------------------------------------
Operating expenses
   Cost of equipment sold                    8,336         7,113          17.2%
   System operations                        17,859        14,197          25.8%
   General, administrative and
    customer service                        21,664        19,140          13.2%
   Sales and marketing                      22,036        20,747           6.2%
   Depreciation and amortization            16,014        17,387          (7.9%)
----------------------------------------------------------------
                                            85,909        78,584           9.3%
----------------------------------------------------------------
Wireless operating income                   25,882        21,961          17.9%
----------------------------------------------------------------

         OTHER OPERATIONS
Operating revenues                          39,042        32,286          20.9%
----------------------------------------------------------------
Operating expenses
   Cost of sales and other                  30,888        23,649          30.6%
   Depreciation and amortization             1,187         1,444         (17.8%)
----------------------------------------------------------------
                                            32,075        25,093          27.8%
----------------------------------------------------------------
Other operating income                       6,967         7,193          (3.1%)
----------------------------------------------------------------
TOTAL OPERATING INCOME                     142,040       120,438          17.9%

OTHER INCOME (EXPENSE)
   Interest expense                        (63,089)      (35,816)         76.1%
   Income from unconsolidated
    cellular entities                        7,604         7,622          (0.2%)
   Minority interest                        (2,149)       (2,353)         (8.7%)
   Other income and expense                  4,148         2,574          61.1%
   Income tax expense                      (31,433)      (32,768)         (4.1%)
----------------------------------------------------------------
NET INCOME                             $    57,121        59,697          (4.3%)
================================================================

EARNINGS PER SHARE
   Basic                               $      0.41          0.43          (4.7%)
   Diluted                             $      0.40          0.42          (4.8%)

SHARES OUTSTANDING
   Basic                                   140,325       139,372           0.7%
   Diluted                                 142,149       141,756           0.3%

DIVIDENDS PER COMMON SHARE             $    0.0475        0.0450           5.6%



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (UNAUDITED)

                                                                      INCREASE
In thousands, except per share amounts      2000          1999       (DECREASE)
-------------------------------------------------------------------------------
         TELEPHONE OPERATIONS
Operating revenues
   Local service                       $   408,538       353,534          15.6%
   Network access                          727,797       654,003          11.3%
   Other                                   117,634       118,575          (0.8%)
----------------------------------------------------------------
                                         1,253,969     1,126,112          11.4%
----------------------------------------------------------------
Operating expenses
   Plant operations                        290,062       251,704          15.2%
   Customer operations                     105,950        88,552          19.6%
   Corporate and other                     163,761       160,631           1.9%
   Depreciation and amortization           317,906       273,666          16.2%
----------------------------------------------------------------
                                           877,679       774,553          13.3%
----------------------------------------------------------------
Telephone operating income                 376,290       351,559           7.0%
----------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
   Service revenues                        428,747       411,492           4.2%
   Equipment sales                          14,822        10,777          37.5%
----------------------------------------------------------------
                                           443,569       422,269           5.0%
----------------------------------------------------------------
Operating expenses
   Cost of equipment sold                   30,064        21,408          40.4%
   System operations                        69,641        56,866          22.5%
   General, administrative and
    customer service                        78,087        79,569          (1.9%)
   Sales and marketing                      82,673        61,903          33.6%
   Depreciation and amortization            65,239        68,593          (4.9%)
----------------------------------------------------------------
                                           325,704       288,339          13.0%
----------------------------------------------------------------
Wireless operating income                  117,865       133,930         (12.0%)
----------------------------------------------------------------

         OTHER OPERATIONS
Operating revenues                         148,388       128,288          15.7%
----------------------------------------------------------------

Operating expenses
   Cost of sales and other                 112,219        99,151          13.2%
   Depreciation and amortization             4,911         6,557         (25.1%)
----------------------------------------------------------------
                                           117,130       105,708          10.8%
----------------------------------------------------------------
Other operating income                      31,258        22,580          38.4%

TOTAL OPERATING INCOME                     525,413       508,069           3.4%

OTHER INCOME (EXPENSE)
   Gain on sales of assets                  20,593        62,808         (67.2%)
   Interest expense                       (183,302)     (150,557)         21.7%
   Income from unconsolidated
    cellular entities                       26,986        27,675          (2.5%)
   Minority interest                       (10,201)      (27,913)        (63.5%)
   Other income and expense                  6,696         9,190         (27.1%)
   Income tax expense                     (154,711)     (189,503)        (18.4%)
----------------------------------------------------------------
NET INCOME                             $   231,474       239,769          (3.5%)
================================================================

EARNINGS PER SHARE
   Basic (1)                           $      1.65          1.72          (4.1%)
   Diluted (2)                         $      1.63          1.70          (4.1%)

SHARES OUTSTANDING
   Basic                                   140,069       138,848           0.9%
   Diluted                                 141,864       141,432           0.3%

DIVIDENDS PER COMMON SHARE             $    0.1900        0.1800           5.6%


(1) Excluding the effects of asset divestitures and nonrecurring gains and losses, basic earnings per share were $1.65 and $1.72 for 2000 and 1999, respectively
(2) Excluding the effects of asset divestitures and nonrecurring gains and losses, basic earnings per share were $1.63 and $1.70 for 2000 and 1999, respectively


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                   (UNAUDITED)

Excludes the effect of asset divestitures and
  nonrecurring gains and losses                                       INCREASE
In thousands, except per share amounts      2000          1999       (DECREASE)
-------------------------------------------------------------------------------
         TELEPHONE OPERATIONS
Operating revenues
   Local service                       $   408,538       339,123          20.5%
   Network access                          727,797       631,819          15.2%
   Other                                   117,634       112,254           4.8%
----------------------------------------------------------------
                                         1,253,969     1,083,196          15.8%
----------------------------------------------------------------
Operating expenses
   Plant operations                        290,062       239,691          21.0%
   Customer operations                     105,950        84,743          25.0%
   Corporate and other                     163,761       157,104           4.2%
   Depreciation and amortization           317,906       263,169          20.8%
----------------------------------------------------------------
                                           877,679       744,707          17.9%
----------------------------------------------------------------
Telephone operating income                 376,290       338,489          11.2%
----------------------------------------------------------------

          WIRELESS OPERATIONS
Operating revenues
   Service revenues                        428,735       398,676           7.5%
   Equipment sales                          14,740        10,242          43.9%
----------------------------------------------------------------
                                           443,475       408,918           8.5%
----------------------------------------------------------------
Operating expenses
   Cost of equipment sold                   29,987        20,575          45.7%
   System operations                        69,541        54,518          27.6%
   General, administrative and
    customer service                        78,087        77,409           0.9%
   Sales and marketing                      82,664        61,224          35.0%
   Depreciation and amortization            65,155        65,982          (1.3%)
----------------------------------------------------------------
                                           325,434       279,708          16.3%
----------------------------------------------------------------
Wireless operating income                  118,041       129,210          (8.6%)
----------------------------------------------------------------

           OTHER OPERATIONS
Operating revenues                         144,623       114,222          26.6%
----------------------------------------------------------------
Operating expenses
   Cost of sales and other                 105,515        80,827          30.5%
   Depreciation and amortization             4,387         3,911          12.2%
----------------------------------------------------------------
                                           109,902        84,738          29.7%
----------------------------------------------------------------
Other operating income                      34,721        29,484          17.8%
----------------------------------------------------------------
TOTAL OPERATING INCOME                     529,052       497,183           6.4%

OTHER INCOME (EXPENSE)
   Interest expense                       (182,890)     (136,933)         33.6%
   Income from unconsolidated
    cellular entities                       32,316        34,535          (6.4%)
   Minority interest                       (10,201)      (12,283)        (17.0%)
   Other income and expense                 14,616         8,772          66.6%
   Income tax expense                     (151,788)     (151,676)          0.1%
----------------------------------------------------------------
NET INCOME                             $   231,105       239,598          (3.5%)
================================================================

EARNINGS PER SHARE
   Basic                               $      1.65          1.72          (4.1%)
   Diluted                             $      1.63          1.70          (4.1%)

SHARES OUTSTANDING
   Basic                                   140,069       138,848           0.9%
   Diluted                                 141,864       141,432           0.3%

DIVIDENDS PER COMMON SHARE             $    0.1900        0.1800           5.6%


                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2000 AND DECEMBER 31, 1999
                                   (UNAUDITED)

                                                    December 31,    December 31,
                                                        2000            1999
--------------------------------------------------------------------------------
                                                           (in thousands)
                                    ASSETS
CURRENT ASSETS
  Cash and cash equivalents                        $    19,039           56,640
  Other current assets                                 357,465          229,433
--------------------------------------------------------------------------------
   Total current assets                                376,504          286,073
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
  Telephone                                          4,999,808        3,439,469
  Wireless                                             522,684          472,725
  Other                                                392,024          281,713
  Accumulated depreciation                          (2,955,223)      (1,937,449)
--------------------------------------------------------------------------------
   Net property, plant and equipment                 2,959,293        2,256,458
--------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
  Excess cost of net assets acquired                 2,509,033        1,644,884
  Other                                                548,460          517,992
--------------------------------------------------------------------------------
   Total investments and other assets                3,057,493        2,162,876
--------------------------------------------------------------------------------

TOTAL ASSETS                                       $ 6,393,290        4,705,407
================================================================================

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Short-term debt and current maturities
   of long-term debt                               $   324,986           62,098
  Other current liabilities                            317,408          247,079
--------------------------------------------------------------------------------
   Total current liabilities                           642,394          309,177

LONG-TERM DEBT                                       3,151,268        2,078,311
DEFERRED CREDITS AND OTHER LIABILITIES                 567,549          469,927
STOCKHOLDERS' EQUITY                                 2,032,079        1,847,992
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY                       $ 6,393,290        4,705,407
================================================================================


                              CAPITAL EXPENDITURES
                 TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                                                            INC
                                                 2000         1999         (DEC)
--------------------------------------------------------------------------------
                                                   (in thousands)

Telephone                                  $  275,523      233,512        18.0%
Wireless                                       58,468       58,760        (0.5%)
Other                                         115,546       97,708        18.3%
------------------------------------------------------------------
Total capital expenditures                 $  449,537      389,980        15.3%
==================================================================

                              CAPITAL EXPENDITURES
                  THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                                                                            INC
                                                 2000         1999         (DEC)
--------------------------------------------------------------------------------
                                                   (in thousands)
Telephone                                  $  117,682       88,334        33.2%
Wireless                                       19,504       14,498        34.5%
Other                                          29,670       50,150       (40.8%)
------------------------------------------------------------------
Total capital expenditures                 $  166,856      152,982         9.1%
==================================================================

--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
January 30, 2001                    Jeffrey S. Glover (318) 388-9648
                                    jeff.glover@centurytel.com


     CenturyTel Outlines Growth Initiatives and Financial Guidance for 2001

     Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces its growth initiatives and financial guidance for 2001.

     CenturyTel expects total company revenues to increase approximately 16% to 19% and will likely range from $2.15 billion to $2.20 billion for 2001. It is anticipated that operating cash flow will rise 14% to 18% and range from $1.04 billion to $1.08 billion. This anticipated increase represents an acceleration in cash flow growth from the low teens range experienced in 2000 into the upper teens range for 2001. CenturyTel believes total operating income will rise to between $550 million and $600 million. The company anticipates fully diluted earnings per share will range from $1.65 to $1.75 for the year. Cash earnings per share will likely range from $2.07 to $2.17.

     There are several factors which will affect 2001 earnings growth: (1) estimated CLEC startup losses of $15 million; (2) additional interest expense stemming from the Verizon acquisitions; (3) lower than anticipated telephone revenues due in part to access rates in the state of Wisconsin; and (4) further reductions in wireless roaming revenues.

     "We are confident in our ability to drive incremental cash flows, reduce debt, and enhance our earnings growth rate over time," Glen F. Post, III, President and Chief Executive Officer, said. "We also expect to resolve the access rate issues in Wisconsin by the end of the year as we are committed to working with the Wisconsin Public Service Commission to obtain a fair solution."

     CenturyTel anticipates first quarter 2001 revenues will likely range from $510 to $525 million. Operating cash flow will likely range from $245 million to $260 million. CenturyTel believes total operating income should be approximately $130 million to $145 million. The company anticipates earnings per share will range from $.34 to $.38 for the quarter. Cash earnings per share will likely range from $.44 to $.48 for the first quarter 2001.

     All amounts disclosed above exclude one time items.

Growth Initiatives:

o CenturyTel believes high-speed access will revolutionize the way people communicate, conduct their business, and receive their entertainment. The company's goal is to make DSL available in 70% to 80% of its local exchange markets excluding the acquired Verizon lines. CenturyTel also plans to deploy DSL in 50% to 60% of the Verizon markets.

o CenturyTel is focused on the continued integration of the Verizon access lines and the deployment of new services such as caller ID, Voice Mail, DSL, and dial-up Internet access in a number of the newly acquired markets.

o The company plans to continue to drive incremental revenue streams and grow its customer base in existing markets.

o In its wireless markets, CenturyTel will continue to focus on offering competitive rate plans with the goal of stimulating digital subscriber growth.

o CenturyTel will continue to look for additional strategic acquisitions and pursue nonstrategic asset sales where feasible to reduce debt, either of which could impact our results.


     "CenturyTel has an aggressive plan for driving strong long-term growth in our markets," said Glen F. Post III, President and Chief Executive Officer. "Our focus in 2001 is to continue to execute our growth initiatives and lay the foundation for the future. We believe very strongly that the future for CenturyTel lies in owning the high speed data relationship with our customers and expanding into new markets."

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth; including integrating newly acquired businesses into our operations; hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The information contained in this release is as of January 30, 2001. The Company undertakes no obligation to update or revise any of this information whether a result of new information, future events or developments, or otherwise.

     CenturyTel's management will be hosting a conference call at 4:00 P.M. Central time to discuss fourth quarter earnings and the outlook for 2001. Investors can access CenturyTel's earnings conference call and replay by accessing the company's Web site at (www.centurytel.com).

     CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to nearly three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

     Visit CenturyTel's corporate Web site at (www.centurytel.com).



                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CenturyTel, Inc.

                                 By:   /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller